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KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

CPI Corp:

We consent to the use of our reports with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

St. Louis, Missouri

April 10, 2007

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.